UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 15, 2003

InterDigital Communications Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

781 Third Avenue, King of Prussia, PA (Address of Principal Executive Offices)	19406-1409 (Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 5. Other Events.

New Trial Date in Ericsson Litigation

On January 15, 2003 an order was entered in the United States District Court for the Northern District of Texas scheduling May 15, 2003 as the new date to begin the jury trial in the patent infringement lawsuit involving InterDigital Communications Corporation, its wholly-owned subsidiary, InterDigital Technology Corporation, and Ericsson Inc. The trial previously had been scheduled to begin February 10, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ Lawrence F. Shay
Lawrence F. Shay Vice President, General Counsel and Corporate Secretary

Dated: January 16, 2003